Exhibit 99.1

For Release   Immediate


Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893



              Conseco's Senior Lenders Extend Forbearance Agreement

     Indianapolis, Ind.: November 27, 2002 - Conseco, Inc. (OTCBB:CNCE) announced today that the company and its senior lenders have extended the existing Forbearance Agreement with respect to the company's $1.5 billion credit facility. The Forbearance Agreement was initially executed on October 16, and has now been extended to January 11, 2003, provided that other customary terms of the agreement are met. Similar agreements were also extended on the various loans guaranteed by the company under the 1997, 1998 and 1999 Directors and Officers (D&O) Loan Programs.

     The agreements provide that the participating lenders will forbear from exercising remedies arising from various breaches, including those previously subject to the waivers originally granted on September 8, 2002.

     Conseco, Inc. entered into financial restructuring discussions with its debt holders in late August. Those discussions are continuing.

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     Note on forward-looking statements: All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (ii) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (iii) customer response to new products, distribution channels and marketing initiatives; (iv) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (v) performance of our investments; (vi) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (vii) increasing competition in the sale of insurance and annuities and in the finance business; (viii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (ix) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (x) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business including the impact of recent downgrades; (xi) the ultimate outcome of lawsuits filed against Conseco; and
(xii) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission; and (xiii) the outcome and timing of our restructuring activities including the efforts of Conseco Finance to sell assets. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.